EXHIBIT 23(b)


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           Consent of Independent Registered Public Accounting Firm




CEL-SCI Corporation
Vienna, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 11, 2008, relating to the consolidated financial statements of CEL-SCI Corporation appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2007.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





/s/ BDO Siedman, LLP

Bethesda, Maryland

June 13, 2008